EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 4, 2011

                                  CITIBANK, N.A.


                                  By: /s/ Ali L. Karshan
                                     ----------------------------------
                                     Name:  Ali L. Karshan
                                     Title: Assistant Secretary


                                  CITICORP


                                  By: /s/ Ali L. Karshan
                                     ----------------------------------
                                     Name: Ali L. Karshan
                                     Title: Assistant Secretary


                                  CITIGROUP INC.


                                  By: /s/ Ali L. Karshan
                                     ----------------------------------
                                     Name: Ali L. Karshan
                                     Title: Assistant Secretary